                              MORTEN BEYER & AGNEW
-----------------------------------------------------------------------------

                            AVIATION CONSULTING FIRM

                                 Appraisal of
                          23 Aircraft (2000-1 EETC)

                                 PREPARED FOR:

                              Continental Airlines



                               JANUARY 17, 2000


   Washington, D.C.                           London

8180 Greensboro Drive                   Lahinch 62, Lashmere

     Suite 1000                              Copthorne

McLean, Virginia 22102                      West Sussex

  Phone +703 847 6598                   Phone +44 1342 716248

   Fax +703 847 1911                     Fax +44 1342 718967




[ MBA LOGO ]

I.  INTRODUCTION AND EXECUTIVE SUMMARY

MORTEN BEYER AND AGNEW (MBA) has been retained by Continental Airlines, Inc. to determine the Current Base Value (CBV) of 23 Boeing aircraft to be delivered new over the next eleven months. The aircraft are further identified in Section II of this report.

MBA uses the definition of certain terms, such as CMV and Base Value (BV), as promulgated by the International Society of Transport Aircraft Trading (ISTAT), a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, appraisers, brokers, and others who have a vested interest in the commercial aviation industry.

ISTAT defines Market Value (MV) as the appraiser's opinion of the most likely trading price that may be generated for an aircraft under market conditions that are perceived to exist at the time in question. MV assumes that the aircraft is valued for its highest, best use; that the parties to the hypothetical sale are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt sale; and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

The ISTAT definition of Base Value (BV) has, essentially, the same elements of MV except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual MV of the aircraft in question. BV is founded in the historical trend of values and is generally used to analyze historical values or to project future values. The Current Base Value is the BV at the time of this opinion, effective upon the defined delivery dates of the subject aircraft assets.

II. CURRENT MARKET CONDITIONS

[PHOTO OF PLANE}    BOEING 737-700/800 SERIES

NUMBER OF OPERATORS:    30
AIRCRAFT ORDERED:       520
AIRCRAFT DELIVERED      171

Boeing began replacing the trio of B-737-300/-400/-500s with upgraded new generation versions beginning with B-737-700 in 1997. Southwest Airlines' order for 63 of the series officially launched the program in late 1993, and new orders increased rapidly. Boeing ramped-up production to 278 last year, but will have to cut again as orders are filled in 2000 and not being replaced. 1999 new orders fell to 265.


The fuselage of the new aircraft mirror that of the old (which were out-growths of the original -100s and -200s). Upgraded avionics, a new wing design, and other improvements combine to increase range, efficiency, and performance in general. The CFM56-7 is the exclusive engine for the 3rd generation. However, Boeing is losing market share to the more comfortable, wider A320 family.



Prospects for the 3rd generation B-737 jets were thought to be considerably enhanced by the discontinuation of the MD-80/-90 series. The MD-95 has been adopted by Boeing as its 100-seat competitor under the aegis of B-717, competing with its own B-737-600. Airbus is becoming more aggressive with its A318/319/320/321 high-tech series and winning an increasing share of orders. During 1998 Airbus had 437 narrowbody orders. Boeing had 516, including 28 MD-80/-90s. In 1999, Airbus overwhelmed Boeing with 408 narrowbody orders to Boeing's 106.


As the industry passes the peak of the current cycle, the prospects for a downturn increase, together with deferrals and cancellations of orders for both manufacturers.

[PHOTO OF PLANE]      BOEING 757-200

NUMBER OF OPERATORS:       69
AIRCRAFT ORDERED:        1035
AIRCRAFT DELIVERED:       880

The 757 was conceived in 1978 as the successor to the 727. First deliveries took place in late 1982 as the 727 production was terminated. The aircraft was somewhat slow in penetrating the market, as it came on-line in the depression of the early 1980s, but has seen accelerating popularity in the late 1980s and 90s. The aircraft is offered in two engine configurations, Rolls Royce and Pratt & Whitney. The aircraft's popularity has increased as airlines have grown to appreciate its fuel economy and operating efficiency.

The 757's capabilities have grown in the 18 years it has been produced, and it is currently available at much higher gross weights and in an ER (extended range) version used by several European carriers in transatlantic operations. In late 1995 and 1996 a total of three 757s were lost in accidents, with crew reactions to emergency situations considered the probable cause. In the prior 15 years only one had been lost in a hijacking situation in China.

The economic superiority of the 757 over the smaller narrowbodies (737 and MD-80) suggests that the heaviest casualties may befall these latter aircraft, and that the airlines will tend to move up to the 757. The major competitor to the 757 is not the smaller American twins, but rather the Airbus A319/320/321 series which has piled up an impressive order backlog, and is increasingly penetrating the U.S. market, as seen by USAir's recent order for up to 400 -- at the expense of then existing Boeing options. Current operating costs suggest the A320 is up to 25 percent more efficient than the 737s or MD-80s, and even equal to, or superior to, the 757, but Boeing's own B-737-800/900s also challenge the B-757 from below.

In the final analysis, the 757 is assured of a firm share of the aircraft market for many years to come in both passenger and cargo configuration. It has excellent environmental characteristics and has not experienced technical difficulties, and should meet reasonable Stage 4 Noise levels.

ECONOMICS - The MBA Model shows the 757 to be one of the most efficient aircraft of any type, size, or age. Its combination of capacity, low fuel consumption and reasonable price all contribute to its outstanding economics. We expect that the 757 will prove to be one of the strongest players in the residual value market for the next two decades.



BOEING 767-400ER
[Photo of Boeing 767-400ER]

Number of Operators:  2
Aircraft Ordered:    59
Aircraft Delivered    0

Boeing tried to interest Delta in buying more B-777s, but the aircraft was just too much for the Atlanta airline who was already suffering indigestion on its MD-11s. Delta is a big B-767 operator with 94 in service and 24 on order.
Boeing obligingly agreed to stretch the B-767-300ER to the -400ER configuration, increasing gross weight from 412,000 pounds to 450,000 and seating up to 375, only 65 below the B-777 and about the same as its 40-odd remaining L-1011s which it is retiring. Delta and Continental are the only airlines with B-767-400ER so far, totaling 47. There are eight additional orders from lessors.

MBA estimates the initial offering price to be $105.09 million with initial engines to be the GE CF6-80C2B7F's. P&W or Rolls engines can also be ordered if the customer desires. First delivery will be early this year.

III. VALUATION (2000-1 EETC)


Scheduled           Aircraft Serial   Continental      Adj. Base Value
Manufacturer's      Number            Tail Number         ($000,000)
Delivery Date
-----------------------------------------------------------------------
                    B737-800, CFM56-7B26, 174,200(lb) MTOW
-----------------------------------------------------------------------
JUN-00              30429               N24202              43.01
                    ---------------------------------------------------
                    30613               N33203              43.01
-----------------------------------------------------------------------
JUL-00              30576               N35204              43.11
                    ---------------------------------------------------
                    30577               N27205              43.11
                    ---------------------------------------------------
                    30578               N11206              43.11
-----------------------------------------------------------------------
AUG-00              30579               N36207              43.20
                    ---------------------------------------------------
                    30580               N26208              43.20
                    ---------------------------------------------------
                    30581               N33209              43.20
-----------------------------------------------------------------------
SEP-00              30582               N73251              43.28
                    ---------------------------------------------------
                    30583               N37252              43.28
                    ---------------------------------------------------
                    30584               N37253              43.28
                    ---------------------------------------------------
                    30779               N76254              43.28
-----------------------------------------------------------------------
OCT-00              30610               N37255              43.36
                    ---------------------------------------------------
                    30611               N73256              43.36
-----------------------------------------------------------------------
NOV-00              30612               N38257              43.46
                    ---------------------------------------------------
                    30802               N77258              43.46
-----------------------------------------------------------------------

Scheduled           Aircraft Serial   Continental      Adj. Base Value
Manufacturer's      Number            Tail Number         ($000,000)
Delivery Date
-----------------------------------------------------------------------
               B757-200, RB211-535E4B, Engines, 255,000(lb) MTOW
-----------------------------------------------------------------------
FEB-00              30352               N17139              58.07
                    ---------------------------------------------------
                    30353               N41140              58.07
-----------------------------------------------------------------------
JUN-00              30354               N19141              58.54
-----------------------------------------------------------------------

Scheduled           Aircraft Serial   Continental      Adj. Base Value
Manufacturer's      Number            Tail Number         ($000,000)
Delivery Date
-----------------------------------------------------------------------
               B767-400ER, CF6-80C2B8F Engines, 450,000(lb) MTOW
-----------------------------------------------------------------------
JUL-00              29446               N66051              97.20
-----------------------------------------------------------------------
AUG-00              29447               N67052              97.40
-----------------------------------------------------------------------
OCT-00              29448               N59053              97.80
-----------------------------------------------------------------------
DEC-00              29449               N76054              98.20
-----------------------------------------------------------------------

In developing the CBV of these aircraft, MBA did not inspect the aircraft or its historical maintenance documentation. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of an aircraft when more detailed information is not available. The principal assumptions are as follows (for each aircraft):

     1.   The aircraft is to be delivered new.

     2. The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of new delivery otherwise specified.

     3. The specifications of the aircraft are those most common for an aircraft of this type new delivery.

     4.   The aircraft is in a standard airline configuration.

     5. Its modification status is comparable to that most common for an aircraft of its type and vintage.

     6.   No accounting is made for lease obligations or terms of ownership.

IV.  COVENANTS


This report has been prepared for the exclusive use of Credit Suisse-First Boston/Continental Airlines and shall not be provided to other parties by MBA without the express consent of Credit Suisse-First Boston/Continental Airlines.

MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Current Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

This report represents the opinion of MBA as to the Current Base Value of the subject aircraft and is intended to be advisory only, in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken, or not taken, by Credit Suisse-First Boston/Continental Airlines or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.


                                             PREPARED BY:


                                             /s/ Bryson P. Monteleone
                                             ------------------------
                                             BRYSON P. MONTELEONE
                                             DIRECTOR OF OPERATIONS


                                             REVIEWED BY:


January 17, 2000                             /s/ Morten S. Beyer
Ref #00111                                   -------------------
                                             MORTEN S. BEYER, APPRAISER FELLOW
                                             CHAIRMAN & CEO
                                             ISTAT CERTIFIED SENIOR APPRAISER